Exhibit No. 99

CONTACT: REGIS CORPORATION:
Mark Fosland — Vice President, Finance
952-806-1707
Alex Forliti — Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS SECOND QUARTER 2010 EARNINGS OF $0.30 PER SHARE

-Second Quarter Operational Earnings of $0.28 per Share-

MINNEAPOLIS, January 27, 2010 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion to $170 billion hair care industry, today reported financial results for its second fiscal quarter ended December 31, 2009.  Net income for the second quarter increased to $18.2 million or $0.30 per diluted share. Second quarter earnings results benefited from an unplanned actuarial adjustment to prior years’ workers’ compensation and other insurance claim reserves of approximately $0.02 per diluted share.  Absent this non-operational item, the Company’s second quarter operational earnings were $0.28 per diluted share which continued to reflect benefit from strong expense control.  The reconciliation of reported earnings to operational earnings is included in today’s press release, and a more comprehensive reconciliation is available on the Company’s website at www.regiscorp.com.

On January 8, 2010, the Company reported second quarter consolidated total same-store sales declined 3.7 percent.  Reported revenues for the second quarter ended December 31, 2009 decreased 2.1 percent to $575 million compared to $587 million in the second quarter of fiscal 2009.

“Second quarter earnings results continue to demonstrate the strength of our business model,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “Despite sales coming in lower than plan, we are very pleased with our second quarter operating results due to our continued focus on expense control initiatives and improving gross margins.  Year-over-year our consolidated gross margins improved seventy basis points, primarily the result of recently implemented leveraged salon pay plans as well as a new retail commission plan for new stylists.  After adjusting last year’s results for the impact of our recent equity and convertible note issuance, our second quarter operational earnings per share exceeded last year’s adjusted operational results of $0.27 per share. As we are more than halfway through our current fiscal year, we now expect that our EBITDA may come in toward the higher end of our previously stated range of $200 million to $240 million and at this level, we should produce excess cash flow of at least $90 million which will be used to pay down debt and build cash balances.

“Second quarter same-store sales results were below plan, primarily due to lower than expected customer traffic in December.  However, we did see a significant improvement in both service and product same-store sales in the latter half of December.  We fully understand that there are limits to expense control and gross margin initiatives.  In order for earnings to grow significantly in the future, revenues have to increase.  We are highly confident that with the inability of the consumer to outsource a haircut or hair color, coupled with favorable demographics due to the aging population, sales increases should materialize within the next six to nine months.  There already have been some indications of improvement as we have seen more days with positive service and product same-store sales in January than we have seen for many months.  Over the last three weeks, North American same-store sales are flat.  While it is difficult to predict when customer visitation patterns will completely anniversary and stabilize, we continue to believe same-store sales in the second half of our current fiscal year should improve over the first half of the year.”

Mr. Finkelstein concluded, “We are in the quintessential replenishment business offering an affordable necessity, and even in these tough economic times our operations remain very profitable.  Our balance sheet is strong; the business model is very attractive; and strategically, our focus on value concepts provides a strong platform for growth once customer visits normalize.  We continue to be bullish about the long-range prospects of our Company.”

Regis Corporation will host a conference call discussing first quarter results today, January 27, 2010 at 10 a.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 877-941-2927. A replay of the call will be available later that day. The replay phone number is 800-406-7325, access code 4194363#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of December 31, 2009, the Company owned, franchised or held ownership interests in 12,800 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia.  For additional information about the company, including a reconciliation of non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:

http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions, and in particular, continued weakness in the U.S. and global economies; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of December 31, 2009 and June 30, 2009
(In thousands, except per share data)

	December 31, 2009	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$114,484	$42,538
Receivables, net	24,864	44,935
Inventories	160,789	158,570
Deferred income taxes	23,731	22,086
Income tax receivable	35,310	47,164
Other current assets	32,935	37,693
Total current assets	392,113	352,986

Property and equipment, net	372,762	391,538
Goodwill	769,694	764,422
Other intangibles, net	122,996	126,961
Investment in and loans to affiliates	201,297	211,400
Other assets	83,432	45,179

Total assets	$1,942,294	$1,892,486

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$77,646	$55,454
Accounts payable	55,502	62,394
Accrued expenses	154,911	156,638
Total current liabilities	288,059	274,486

Long-term debt and capital lease obligations	392,695	578,853
Other noncurrent liabilities	246,638	236,287
Total liabilities	927,392	1,089,626

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 57,115,312 and 43,881,364 common shares at December 31, 2009 and June 30, 2009, respectively	2,856	2,194
Additional paid-in capital	326,643	151,394
Accumulated other comprehensive income	66,632	51,855
Retained earnings	618,771	597,417

Total shareholders’ equity	1,014,902	802,860

Total liabilities and shareholders’ equity	$1,942,294	$1,892,486

-more-

REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Revenues:
Service	$435,125	$445,078	$884,403	$914,113
Product	130,671	132,774	256,862	266,957
Product sold to Premier (1)	—	—	19,962	—
Royalties and fees	9,569	9,574	19,688	19,885
	575,365	587,426	1,180,915	1,200,955
Operating expenses:
Cost of service	248,812	256,838	504,781	523,915
Cost of product	62,420	65,078	121,953	130,697
Cost of product sold to Premier (1)	—	—	19,962	—
Site operating expenses	46,409	47,620	99,085	96,022
General and administrative	72,611	72,531	145,171	150,295
Rent	85,498	81,981	171,323	174,192
Depreciation and amortization	27,510	27,519	54,701	54,787
Goodwill impairment	—	41,661	—	41,661
Lease termination costs	42	847	3,619	1,998
Total operating expenses	543,302	594,075	1,120,595	1,173,567

Operating income (loss)	32,063	(6,649)	60,320	27,388

Other income (expense):
Interest expense	(9,069)	(10,878)	(36,385)	(21,098)
Interest income and other, net	1,411	3,462	3,643	5,197
Income (loss) from continuing operations before income taxes and equity in income (loss) of affiliated companies	24,405	(14,065)	27,578	11,487
Income taxes	(8,908)	(9,383)	(10,527)	(19,340)
Equity in income (loss) of affiliated companies, net of income taxes	2,657	(2,338)	5,714	(1,846)
Income (loss) from continuing operations	$18,154	$(25,786)	$22,765	$(9,699)

Income (loss) from discontinued operations, net of tax	—	(117,466)	3,161	(119,066)

Net income (loss)	$18,154	$(143,252)	$25,926	$(128,765)

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	0.32	(0.60)	0.41	(0.23)
Income (loss) from discontinued operations	—	(2.74)	0.06	(2.78)
Net income (loss) per share, basic	$0.32	$(3.34)	$0.47	$(3.01)

Diluted, including the effect of assumed conversions when dilutive:
Income (loss) from continuing operations	0.30	(0.60)	0.40	(0.23)
Income (loss) from discontinued operations	—	(2.74)	0.05	(2.78)
Net income (loss) per share, diluted	$0.30	$(3.34)	$0.45	$(3.01)

Weighted average common and common equivalent shares outstanding:
Basic	56,287	42,897	55,215	42,842
Diluted	67,570	42,897	65,615	42,842

Cash dividends declared per common share	$0.04	$0.04	$0.08	$0.08

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009. The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

-more-

REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA
(In thousands)

	Six Months Ended
	December 31,
	2009	2008

Net cash provided by operating activities	$77,321	$73,974
Net cash used in investing activities	(8,899)	(75,908)
Net cash used in financing activities	(1,975)	(43,245)
Effect of exchange rate changes on cash and cash equivalents	5,499	(18,145)
Increase (decrease) in cash and cash equivalents	71,946	(63,324)

Cash and cash equivalents:
Beginning of year	42,538	127,627
End of year	$114,484	$64,303

-more-

 REGIS CORPORATION (NYSE: RGS)

Salon / Hair Restoration Center Counts and Revenues

	December 31, 2009	June 30, 2009
SYSTEM-WIDE LOCATIONS:
Company-owned salons	7,965	7,981
Franchise salons	2,045	2,045
Company-owned hair restoration centers	62	62
Franchise hair restoration centers	33	33
Ownership interest locations	2,688	2,804
Total, system-wide	12,793	12,925

SALON LOCATION SUMMARY

	December 31, 2009	June 30, 2009
NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	1,071	1,078
Salons constructed	6	20
Acquired	2	23
Less relocations	(5)	(14)
Salon openings	3	29
Conversions	—	—
Salons closed	(15)	(36)
Total, Regis Salons	1,059	1,071

MASTERCUTS
Open at beginning of period	602	615
Salons constructed	6	14
Acquired	—	—
Less relocations	(2)	(10)
Salon openings	4	4
Conversions	—	—
Salons closed	(6)	(17)
Total, MasterCuts Salons	600	602

TRADE SECRET
Company-owned salons:
Open at beginning of period	—	674
Salons constructed	—	10
Acquired	—	—
Franchise buybacks	—	—
Less relocations	—	(4)
Salon openings	—	6
Conversions	—	—
Salons sold	—	(655)
Salons closed	—	(25)
Total company-owned salons	—	—

- more -

	December 31, 2009	June 30, 2009

Franchise salons:
Open at beginning of period	—	106
Salons constructed	—	1
Acquired	—	—
Less relocations	—	—
Salon openings	—	1
Franchise buybacks	—	—
Interdivisional reclassification (3)	—	(43)
Salons sold	—	(57)
Salons closed	—	(7)
Total franchise salons	—	—

Total, Trade Secret Salons	—	—

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,300	2,212
Salons constructed	64	71
Acquired	—	—
Franchise buybacks	—	24
Less relocations	(3)	(2)
Salon openings	61	93
Conversions	—	—
Salons closed	(5)	(5)
Total company-owned salons	2,356	2,300

Franchise salons:
Open at beginning of period	122	146
Salons constructed	2	1
Acquired	—	—
Less relocations	—	—
Salon openings	2	1
Conversions	—	—
Franchise buybacks	—	(24)
Salons closed	—	(1)
Total franchise salons	124	122

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,480	2,422

SUPERCUTS
Company-owned salons:
Open at beginning of period	1,114	1,132
Salons constructed	7	27
Acquired	—	—
Franchise buybacks	3	6
Less relocations	(1)	(2)
Salon openings	9	31
Conversions	—	(2)
Salons closed	(14)	(47)
Total company-owned salons	1,109	1,114

- more -

	December 31, 2009	June 30, 2009
Franchise salons:
Open at beginning of period	1,022	997
Salons constructed	24	51
Acquired (2)	—	—
Less relocations	(4)	(7)
Salon openings	20	44
Conversions	3	1
Franchise buybacks	(3)	(6)
Salons closed	(10)	(14)
Total franchise salons	1,032	1,022

Total, Supercuts Salons	2,141	2,136

PROMENADE
Company-owned salons:
Open at beginning of period	2,450	2,399
Salons constructed	12	36
Acquired	—	71
Franchise buybacks	3	53
Less relocations	(7)	(16)
Salon openings	8	144
Conversions	—	1
Salons closed	(38)	(94)
Total company-owned salons	2,420	2,450

Franchise salons:
Open at beginning of period	901	914
Salons constructed	19	40
Acquired	—	—
Less relocations	(6)	(7)
Salon openings	13	33
Conversions	(3)	—
Franchise buybacks	(3)	(53)
Interdivisional reclassification (3)	—	43
Salons closed	(19)	(36)
Total franchise salons	889	901

Total, Promenade	3,309	3,351

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	444	472
Salons constructed	—	4
Acquired	—	—
Franchise buybacks	—	—
Less relocations	—	(1)
Salon openings	—	3
Conversions	—	—
Salons closed	(23)	(31)
Total, International salons	421	444

- more -

	December 31, 2009	June 30, 2009
TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	7,981	8,582
Salons constructed	95	182
Acquired	2	94
Franchise buybacks	6	83
Less relocations	(18)	(49)
Salon openings	85	310
Conversions	—	(1)
Salons sold	—	(655)
Salons closed	(101)	(255)
Total company-owned salons	7,965	7,981

Franchise salons:
Open at beginning of period	2,045	2,163
Salons constructed	45	93
Acquired (2)	—	—
Less relocations	(10)	(14)
Salon openings	35	79
Conversions	—	1
Franchise buybacks	(6)	(83)
Salons sold	—	(57)
Salons closed	(29)	(58)
Total franchise salons	2,045	2,045

Total Salons	10,010	10,026

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	62	57
Salons constructed	2	8
Acquired	—	—
Franchise buybacks	—	2
Less relocations	(2)	(5)
Salon openings	—	5
Conversions	—	—
Sites closed	—	—
Total company-owned hair restoration centers	62	62

-more-

	December 31, 2009	June 30, 2009
Franchise hair restoration centers:
Open at beginning of period	33	35
Salons constructed	—	—
Acquired	—	—
Less relocations	—	—
Salon openings	—	—
Franchise buybacks	—	(2)
Sites closed	—	—
Total franchise hair restoration centers	33	33

Total Hair Restoration Centers	95	95

Ownership interest locations	2,688	2,804

Grand Total, System-wide	12,793	12,925

(1) Canadian and Puerto Rican salons are included in the Regis Salons, MasterCuts, Supercuts and Promenade concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

(3) On February 16, 2009 the Company announced the completion of the sale of Trade Secret retail product division to Premier Salons Beauty, Inc.  As a result of this transaction, the Company reported the Trade Secret operations as discontinued operations for all periods presented.  Forty-three franchise salons were not included in the sale of Trade Secret to Premier Salons Beauty, Inc. and are not reported as discontinued operations. These franchise salons are now included in Promenade.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

- more -

REVENUES BY CONCEPT:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(Dollars in thousands)	2009	2008	2009	2008
North American salons:
Regis	$108,470	$121,020	$219,071	$243,343
MasterCuts	41,181	42,083	82,273	85,514
SmartStyle	128,504	127,785	259,778	259,041
Supercuts	76,978	74,954	156,048	153,225
Promenade (3)	144,768	145,571	314,509	300,225
Total North American salons (2)	499,901	511,413	1,031,679	1,041,348

International salons	40,346	41,268	79,145	89,715
Hair restoration centers	35,118	34,745	70,091	69,892
Consolidated revenues	$575,365	$587,426	$1,180,915	$1,200,955

Percent change from prior year	(2.1)%	(4.4)%	(1.7)%	(1.7)%

Same-store sales decrease (1)	(3.7)%	(3.8)%	(4.1)%	(1.9)%

(1) Salon same-store sales are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales are the sum of the same-store sales computed on a daily basis.  Relocated salons are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

(2) Beginning with the period ended December 31, 2008, the operations of Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation.  All periods presented reflect Trade Secret as a discontinued operation.  Accordingly, Trade Secret revenues are excluded from this presentation.

(3) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009. The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period.  For the three and six months ended December 31, 2009, the Company generated revenue of $0.0 and $20.0 million, respectively, in product sold to Premier, which represented 0.0 and 1.7 percent of consolidated revenues, respectively. The agreement was substantially complete as of September 30, 2009.

- more -

FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables.

	For the Three Months Ended December 31, 2009
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$390,318	$28,366	$16,441	$—	$435,125
Product	100,614	11,980	18,077	—	130,671
Product sold to Premier (1)	—	—	—	—	—
Royalties and fees	8,969	—	600	—	9,569
	499,901	40,346	35,118	—	575,365
Operating expenses:
Cost of service	224,952	14,854	9,006	—	248,812
Cost of product	50,828	6,109	5,483	—	62,420
Cost of product sold to Premier (1)	—	—	—	—	—
Site operating expenses	42,298	2,744	1,367	—	46,409
General and administrative	29,776	3,460	8,794	30,581	72,611
Rent	73,067	9,730	2,235	466	85,498
Depreciation and amortization	18,131	1,538	3,061	4,780	27,510
Goodwill impairment	—	—	—	—	—
Lease termination costs	42	—	—	—	42
Total operating expenses	439,094	38,435	29,946	35,827	543,302

Operating income (loss)	60,807	1,911	5,172	(35,827)	32,063

Other income (expense):
Interest expense	—	—	—	(9,069)	(9,069)
Interest income and other, net	—	—	—	1,411	1,411
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$60,807	$1,911	$5,172	$(43,485)	$24,405

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

- more -

	For the Three Months Ended December 31, 2008(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$399,961	$28,823	$16,294	$—	$445,078
Product	102,491	12,445	17,838	—	132,774
Royalties and fees	8,961	—	613	—	9,574
	511,413	41,268	34,745	—	587,426
Operating expenses:
Cost of service	232,126	15,670	9,042	—	256,838
Cost of product	52,762	7,052	5,264	—	65,078
Site operating expenses	42,801	3,535	1,284	—	47,620
General and administrative	30,086	4,387	7,750	30,308	72,531
Rent	69,057	10,088	2,272	564	81,981
Depreciation and amortization	18,538	1,466	2,780	4,735	27,519
Goodwill impairment	—	41,661	—	—	41,661
Lease termination costs	847	—	—	—	847
Total operating expenses	446,217	83,859	28,392	35,607	594,075

Operating income (loss)	65,196	(42,591)	6,353	(35,607)	(6,649)

Other income (expense):
Interest expense	—	—	—	(10,878)	(10,878)
Interest income and other, net	—	—	—	3,462	3,462
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$65,196	$(42,591)	$6,353	$(43,023)	$(14,065)

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All comparable periods reflect Trade Secret as a discontinued operation.

- more -

	For the Six Months Ended December 31, 2009
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$795,459	$56,559	$32,385	$—	$884,403
Product	197,802	22,586	36,474		256,862
Product sold to Premier (1)	19,962	—	—	—	19,962
Royalties and fees	18,456	—	1,232	—	19,688
	1,031,679	79,145	70,091	—	1,180,915
Operating expenses:
Cost of service	457,404	29,411	17,966	—	504,781
Cost of product	99,498	11,518	10,937	—	121,953
Cost of product sold to Premier (1)	19,962	—	—	—	19,962
Site operating expenses	91,048	5,415	2,622	—	99,085
General and administrative	57,563	6,295	17,215	64,098	145,171
Rent	146,660	19,134	4,517	1,012	171,323
Depreciation and amortization	36,051	3,038	6,075	9,537	54,701
Goodwill impairment	—	—	—	—	—
Lease termination costs	67	3,552	—	—	3,619
Total operating expenses	908,253	78,363	59,332	74,647	1,120,595

Operating income (loss)	123,426	782	10,759	(74,647)	60,320

Other income (expense):
Interest expense	—	—	—	(36,385)	(36,385)
Interest income and other, net	—	—	—	3,643	3,643
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$123,426	$782	$10,759	$(107,389)	$27,578

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

- more -

	For the Six Months Ended December 31, 2008(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$817,511	$64,221	$32,381	$—	$914,113
Product	205,204	25,494	36,259	—	266,957
Royalties and fees	18,633	—	1,252	—	19,885
	1,041,348	89,715	69,892	—	1,200,955
Operating expenses:
Cost of service	471,781	34,421	17,713	—	523,915
Cost of product	105,676	14,078	10,943	—	130,697
Site operating expenses	87,141	6,179	2,702	—	96,022
General and administrative	61,656	8,554	16,454	63,631	150,295
Rent	146,364	22,434	4,324	1,070	174,192
Depreciation and amortization	36,730	3,282	5,484	9,291	54,787
Goodwill impairment	—	41,661	—	—	41,661
Lease termination costs	1,998	—	—	—	1,998
Total operating expenses	911,346	130,609	57,620	73,992	1,173,567

Operating income (loss)	130,002	(40,894)	12,272	(73,992)	27,388

Other income (expense):
Interest expense	—	—	—	(21,098)	(21,098)
Interest income and other, net	—	—	—	5,197	5,197
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$130,002	$(40,894)	$12,272	$(89,893)	$11,487

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All comparable periods reflect Trade Secret as a discontinued operation.

- more -

REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the three month period ended December 31, 2009 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  Second quarter earnings results benefited from an unplanned actuarial adjustment to prior years’ workers’ compensation and other insurance claim reserves of approximately $0.02 per diluted share.

•                  Absent this non-operational item, the Company’s second quarter operational earnings were $0.28 per diluted share which continued to reflect benefit from strong expense control.

•                  After adjusting last year’s results for the impact of our recent equity and convertible note issuance, our second quarter operational earnings per share exceeded last year’s adjusted operational results of $0.27 per share.

Non-GAAP Diluted Net Income Per Share

The table below is provided to assist the reader’s understanding of the three month period ending December 31, 2009 earnings.  The Company believes that adjusted net income per diluted share from operations, a non-GAAP financial measure, is a useful basis to compare the Company’s results against, because unusual items during the three month period ending December 31, 2009, impacted the Company’s reported net income (see “Adjustments” in table below).  The presentation below reconciles as reported net income per diluted share (U.S. GAAP amounts) to adjusted net income per diluted share from operations.  The adjusted net income per diluted share information should not be construed as an alternative to reported results under U.S. GAAP.

	Three Months Ended	Three Months Ended
	December 31, 2009	December 31, 2008
	(Dollars)	(Dollars)
Diluted net income per share, as reported (U.S. GAAP) (1)	$0.297	$(3.339)

Adjustments:
Workers’ compensation and insurance reserves (2)	$(0.017)	$(0.096)
Discontinued operations (3)	—	2.738
U.K. goodwill impairment (4)	—	0.940
Intelligent Nutrients impairment (5)	—	0.112
Lease termination costs (6)	—	0.012
Diluted net income per share from operations, adjusted	$0.280	$0.367

Offering impact (7)		$(0.098)

Diluted net income per share from operations, pro-forma		$0.269

(1) Diluted net income per share, as reported for the second quarter ending December 31, 2009 was calculated under the if-converted method.

(2) The second quarters ending December 31, 2009 and 2008 included a $1.9 million ($1.2 million after-tax) and $6.7 million ($4.1 million after-tax), respectively, benefit related to an unplanned adjustment to prior years’ workers’ compensation and other insurance claim reserves.

(3) The second quarter ending December 31, 2008 included $117.5 million in loss from the Trade Secret business, which is reported as discontinued operations.

(4) The second quarter ending December 31, 2008 included a $41.7 million ($40.3 million after-tax) expense related to the goodwill impairment charge related to the Company’s U.K. salon division.

(5) The second quarter ending December 31, 2008 included $7.8 million ($4.8 million after-tax) in expense related to the Company’s investment in and loans to Intelligent Nutrients, LLC.

(6) The second quarter ending December 31, 2008 included $0.8 million ($0.5 million after-tax) in expense associated with lease termination costs as part of the initiative to close up to 160 underperforming company-owned salons.

(7) On a pro-forma basis for the three months ended December 31, 2008, adjusted diluted net income per share from operations would be calculated under the if-converted method.  The calculation under the if-converted method includes adjustments for the debt and equity offerings that occurred during the quarter ending September 30, 2009 that would have increased net income through the incremental savings on interest expense by approximately $2.4 million after-tax and increased the number of diluted shares by approximately 24.4 million.

- END -